CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Luiz Augusto Brasil, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-KSB of Nitar Tech, Corp. for the fiscal year ended July 31, 2006 (the "Form 10-K"), that the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Nitar Tech Corp. for the periods covered by the Form 10-K.




Date: November 14, 2006                  By  /S/  Luis Augusto Brasil
                                             ---------------------------
                                             Luiz Augusto Brasil,
                                             Chief Executive Officer

I, Gustavo Brasil, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-KSB of Nitar Tech Corp. for the fiscal year ended July 31, 2006 (the "Form 10-K"), that the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Nitar Tech Corp. for the periods covered by the Form 10-K.




Date: November 14, 2006                         By: /s/ Gustavo Brasil
                                                    ----------------------
                                                   Accounting Officer & Director